Main Street Capital Announces Third Quarter 2011 Financial Results

Distributable NII Per Share Increased 53% to $0.46 Per Share

HOUSTON, Nov. 3, 2011 /PRNewswire/ -- Main Street Capital Corporation (NYSE: MAIN) ("Main Street") announced today its financial results for the third quarter ended September 30, 2011.

Third Quarter 2011 Highlights

  Total investment income of $17.1 million, representing a 90% increase from third quarter 2010
  Distributable net investment income of $11.0 million (or $0.46 per share), representing a 110% increase from third quarter 2010 (1) (5)
  Distributable net realized income of $12.4 million (or $0.52 per share), representing a 237% increase from third quarter 2010 (1) (5)
  Net Asset Value of $14.49 per share at September 30, 2011, representing an increase of 11% compared to $13.06 per share at December 31, 2010
  Paid dividends of $0.39 per share, or $0.13 per share for each of July, August, and September 2011
  Declared fourth quarter 2011 dividends of $0.405 per share, or $0.135 per share for each of October, November, and December 2011, representing an 8% increase compared to fourth quarter 2010 dividends
  Completed $32.3 million in new portfolio investments, including both lower middle market investments and privately placed debt investments

Third Quarter 2011 Operating Results

For the third quarter of 2011, total investment income was $17.1 million, a 90% increase over the $9.0 million of total investment income for the corresponding period of 2010. This comparable period increase was principally attributable to (i) a $6.2 million increase in interest income from higher average levels of both portfolio debt investments and interest-bearing marketable securities and idle funds investments, (ii) a $1.2 million increase in dividend income from portfolio equity investments and (iii) a $0.7 million increase in fee income due to higher levels of transaction activity. The increase in investment income included $0.5 million of interest income associated with higher levels of prepayment and repricing activity for certain debt investments.

The $0.6 million of share-based compensation expense recognized during the third quarter of 2011 related to non-cash amortization expense for restricted share grants. Operating expenses (total expenses excluding share-based compensation expense) increased to $6.1 million in the third quarter of 2011 from $3.8 million in the corresponding period of 2010. This comparable period increase in operating expenses was principally attributable to (i) higher interest expense of $1.4 million as a result of the issuance of an additional $40 million in SBIC debentures subsequent to the third quarter of 2010 and increased borrowing activity under Main Street's credit facility (the "Credit Facility") and (ii) higher compensation and other operating expenses of $0.9 million related to the significant increase in investment income and portfolio investments compared to the corresponding period of 2010.

Distributable net investment income, which is net investment income before non-cash, share-based compensation expense, increased 110% to $11.0 million, or $0.46 per share, in the third quarter of 2011 compared with $5.2 million, or $0.30 per share, in the corresponding period of 2010.(1) (5) The increase in distributable net investment income was primarily due to the higher level of total investment income partially offset by higher interest and other operating expenses, due to the changes discussed above. Distributable net investment income on a per share basis for the third quarter of 2011 reflects (i) approximately $0.02 per share of investment income associated with the prepayment and repricing activity discussed above and (ii) a greater number of average shares outstanding compared to the corresponding period in 2010 primarily due to the March 2011 and August 2010 follow-on stock offerings.

Distributable net realized income, which is net realized income before non-cash, share-based compensation expense, increased to $12.4 million, or $0.52 per share, in the third quarter of 2011 compared with distributable net realized income of $3.7 million, or $0.21 per share, in the corresponding period of 2010.(1)(5) This increase was due to (i) the higher level of total distributable net investment income in 2011 and (ii) the higher level of total net realized gain from investments in 2011 compared to the net realized loss from investments in the corresponding period of 2010. The $1.4 million net realized gain during the third quarter of 2011 was primarily attributable to a realized gain recognized on the partial exit of a portfolio company equity investment and realized gains related to privately placed and marketable securities debt investments. The net realized loss for the third quarter of 2010 was primarily related to a $1.9 million realized loss on the sale of a portfolio company investment.

The net increase in net assets resulting from operations attributable to common stock was $14.4 million, or $0.62 per share, in the third quarter of 2011 compared with $10.9 million, or $0.65 per share, in the corresponding period of 2010. The $2.8 million net change in unrealized appreciation during the third quarter of 2011 was principally attributable to (i) accounting reversals of net unrealized appreciation related to the net realized gains recognized in the third quarter of 2011 in the amounts of $1.3 million for portfolio investments and $0.4 million for marketable securities and idle funds investments, (ii) unrealized appreciation on 28 portfolio investments totaling $20.2 million, partially offset by unrealized depreciation on 26 portfolio investments totaling $8.3 million, (iii) $3.8 million of net unrealized depreciation on investments in marketable securities and idle funds investments, and (iv) $3.6 million of net unrealized depreciation attributable to our SBIC debentures. For the third quarter of 2011, Main Street also recognized a net income tax provision of $0.1 million principally related to deferred taxes on net unrealized appreciation of equity investments held in its taxable subsidiaries.

Liquidity and Capital Resources

As of September 30, 2011, Main Street had approximately $25.1 million in cash and cash equivalents and $134.7 million in marketable securities and idle funds investments. In October 2011, Main Street completed a follow-on public stock offering in which it sold 3,450,000 shares of common stock, including the underwriters' full exercise of the over-allotment option, at a price to the public of $17.50 per share (or approximately 123% of the then latest reported Net Asset Value per share), resulting in total net proceeds of approximately $57.5 million, after deducting underwriters' commissions and estimated offering costs. Main Street also has access to its multi-year, $155 million Credit Facility to provide additional liquidity in support of future investment and operational activities. The Credit Facility also contains an accordion feature that allows for a further increase in total commitments under the facility to $200 million on the same terms and conditions as the existing lender commitments. The Credit Facility will mature in September 2014, and borrowings under the Credit Facility bear interest on a per annum basis equal to the applicable LIBOR rate plus 2.50%. As of September 30, 2011, Main Street had $114.0 million in outstanding borrowings under the Credit Facility, bearing interest at an annual interest rate of 2.72%.

As of September 30, 2011, Main Street had $220 million of SBIC debenture leverage outstanding which bears a weighted average fixed interest rate of approximately 5.1%, paid semi-annually, and matures ten years from original issuance. The weighted average duration for the existing SBIC leverage is approximately 6.9 years as of September 30, 2011.

Lower Middle Market ("LMM") Portfolio Information (all as of September 30, 2011) (2)

Within its investment portfolio, Main Street had debt and equity investments in 51 LMM companies collectively totaling approximately $371.7 million in fair value with a total cost basis of approximately $315.3 million. Approximately 76% of Main Street's LMM portfolio investments at cost were in the form of secured debt investments, and 93% of these debt investments were secured by first priority liens on the assets of portfolio companies. The weighted average annual effective yield on Main Street's LMM portfolio debt investments was 14.8%.(3)

Based on information provided by Main Street's LMM portfolio companies, which Main Street has not independently verified, the portfolio companies had a weighted average net senior debt (senior interest-bearing debt through Main Street's debt position less cash and cash equivalents) to EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) ratio of approximately 2.3 to 1.0 and a total EBITDA to senior interest expense ratio of approximately 3.5 to 1.0. (4) Including all debt that is junior in priority to Main Street's debt position, these ratios were approximately 2.8 to 1.0 and 3.2 to 1.0, respectively.(4)

Main Street had equity ownership in 94% of its LMM portfolio companies, and the average fully diluted equity ownership in those portfolio companies was approximately 34%.

Privately Placed Portfolio Information (all as of September 30, 2011) (6)

Main Street had privately placed portfolio investments in 23 companies collectively totaling approximately $123.4 million in fair value with a total cost basis of approximately $124.8 million. Privately placed portfolio investments include investments made through direct or secondary purchases of interest-bearing debt securities in companies that are generally larger in size than Main Street's LMM portfolio companies and are included in the "Non-Control/Non-Affiliate investments" section of Main Street's balance sheet. The weighted average revenues for the 23 privately placed portfolio company investments were approximately $359 million. Main Street's privately placed portfolio investments are primarily in the form of debt investments, and 64% of such debt investments at cost were secured by first priority liens on portfolio company assets. The weighted average annual effective yield on Main Street's privately placed portfolio debt investments was approximately 10.6%.(3)

Portfolio Quality

Based upon Main Street's internal investment rating system, with a rating of "1" being the highest and a rating of "5" being the lowest, the weighted average investment rating for Main Street's investment portfolio was 2.2 at September 30, 2011 and 2.1 at June 30, 2011. As of September 30, 2011, Main Street had two investments on non-accrual status that represented 1.3% of the investment portfolio at fair value and 3.4% of the investment portfolio at cost (or 1.0% and 2.6%, respectively with the inclusion of marketable securities and idle funds investments). Main Street's portfolio investments at fair value were approximately 112% of the related cost basis as of September 30, 2011.

Third Quarter Financial Results Conference Call / Webcast

Main Street has scheduled a conference call for Friday, November 4, 2011 at 10:00 a.m. Eastern Time to discuss the third quarter 2011 financial results.

You may access the conference call by dialing 480-629-9722 or 877-941-0844 and quote passcode 4481831 at least 10 minutes prior to the start time. The conference call can also be accessed via a simultaneous webcast by logging into the investor relations section of the Main Street web site at http://www.mainstcapital.com.

A telephonic replay of the conference call will be available through Friday, November 11, 2011 and may be accessed by dialing 303-590-3030 and using the passcode 4481831. An audio archive of the conference call will also be available on the investor relations section of the company's website at http://www.mainstcapital.com shortly after the call and will be accessible for approximately 90 days.

For a more detailed discussion of the financial and other information included in this press release, please refer to the Main Street Form 10-Q for the quarterly period ended September 30, 2011 to be filed with the Securities and Exchange Commission (www.sec.gov) and Main Street's Third Quarter 2011 Investor Presentation to be posted on the investor relations section of the Main Street web site at http://www.mainstcapital.com.

(1) Distributable net investment income and distributable net realized income are net investment income and net realized income, respectively, as determined in accordance with U.S. Generally Accepted Accounting Principles, or GAAP, excluding the impact of share-based compensation expense which is non-cash in nature. Main Street believes presenting distributable net investment income, distributable net realized income, and related per share measures are useful and appropriate supplemental disclosures for analyzing its financial performance since share-based compensation does not require settlement in cash. However, distributable net investment income and distributable net realized income are non-GAAP measures and should not be considered as a replacement to net investment income, net realized income, and other earnings measures presented in accordance with GAAP. Instead, distributable net investment income and distributable net realized income should be reviewed only in connection with such GAAP measures in analyzing Main Street's financial performance. A reconciliation of net investment income and net realized income in accordance with GAAP to distributable net investment income and distributable net realized income is detailed in the financial tables included with this press release.

(2) All LMM portfolio information is calculated exclusive of Main Street's privately placed portfolio investments, marketable securities and idle funds investments, and Main Street's investment in Main Street Capital Partners, LLC, the wholly owned Investment Manager. LMM portfolio company financial information has not been independently verified by Main Street.

(3) Weighted average annual effective yield includes amortization of deferred debt origination fees and accretion of original issue discount, but excludes any liquidation fees payable upon repayment and any debt investments on non-accrual status.

(4) Excludes one investment that is in the "rapid growth" phase of its business life cycle with high customer acquisition costs.

(5) Per share amounts exclude the earnings attributable to the remaining noncontrolling equity interest in Main Street Capital II, LP not owned by Main Street.

(6) Information for the privately placed portfolio investments is calculated exclusive of Main Street's LMM portfolio investments, marketable securities and idle funds investments, and Main Street's investment in Main Street Capital Partners, LLC, the wholly owned Investment Manager. The financial information for the privately placed portfolio company investments has not been independently verified by Main Street.

ABOUT MAIN STREET CAPITAL CORPORATION

Main Street (www.mainstcapital.com) is a principal investment firm that primarily provides long-term debt and equity capital to lower middle market companies. Main Street's lower middle market investments are made to support management buyouts, recapitalizations, growth financings and acquisitions of companies that operate in diverse industry sectors and generally have annual revenues ranging from $10 million to $100 million. Main Street seeks to partner with entrepreneurs, business owners and management teams and generally provides "one stop" financing alternatives within its lower middle market portfolio. Main Street also maintains a portfolio of privately placed, interest-bearing debt investments in middle market businesses that are generally larger in size than its lower middle market portfolio companies.

FORWARD-LOOKING STATEMENTS

Main Street cautions that statements in this press release which are forward-looking and provide other than historical information involve risks and uncertainties that may impact our future results of operations. The forward-looking statements in this press release are based on current conditions and include statements regarding our goals, beliefs, strategies and future operating results and cash flows, including but not limited to the availability of additional commitments under the accordion feature of the Credit Facility. Although our management believes that the expectations reflected in those forward-looking statements are reasonable, Main Street can give no assurance that those expectations will prove to have been correct. Those statements are made based on various underlying assumptions and are subject to numerous uncertainties and risks, including, without limitation: our continued effectiveness in raising, investing and managing capital; adverse changes in the economy generally or in the industries in which our portfolio companies operate; changes in laws and regulations that may adversely impact our operations or the operations of one or more of our portfolio companies; the operating and financial performance of our portfolio companies; retention of key investment personnel; competitive factors; and such other factors described under the captions "Cautionary Statement Concerning Forward Looking Statements" and "Risk Factors" included in our filings with the Securities and Exchange Commission (www.sec.gov). Main Street undertakes no obligation to update the information contained herein to reflect subsequently occurring events or circumstances, except as required by applicable securities laws and regulations.

Contacts:
Main Street Capital Corporation
Dwayne Hyzak, CFO and Senior Managing Director
dhyzak@mainstcapital.com / 713-350-6000

Dennard Rupp Gray & Lascar, LLC
Ken Dennard / ksdennard@drg-l.com
Ben Burnham / bburnham@drg-l.com
713-529-6600

MAIN STREET CAPITAL CORPORATION
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

INVESTMENT INCOME:
Interest, fee and dividend income:
Control investments	$ 6,361,495	$ 4,497,476	$ 18,502,354	$ 12,625,127
Affiliate investments	3,185,316	1,975,131	8,468,026	5,737,576
Non-Control/Non-Affiliate investments	4,700,084	2,124,603	12,312,054	4,674,031
Total interest, fee and dividend income	14,246,895	8,597,210	39,282,434	23,036,734
Interest from marketable securities, idle funds and other	2,839,438	408,745	7,285,774	1,794,279
Total investment income	17,086,333	9,005,955	46,568,208	24,831,013
EXPENSES:
Interest	(3,715,733)	(2,283,262)	(9,881,745)	(6,388,367)
General and administrative	(478,960)	(367,074)	(1,585,503)	(1,038,972)
Expenses reimbursed to affiliated Investment Manager	(1,949,656)	(1,151,713)	(6,287,068)	(3,634,511)
Share-based compensation	(580,622)	(446,342)	(1,466,416)	(1,049,258)
Total expenses	(6,724,971)	(4,248,391)	(19,220,732)	(12,111,108)
NET INVESTMENT INCOME	10,361,362	4,757,564	27,347,476	12,719,905

NET REALIZED GAIN (LOSS) FROM INVESTMENTS:
Control investments	407,168	(1,868,465)	407,168	(3,587,638)
Non-Control/Non-Affiliate investments	750,000	156,476	771,460	156,476
Marketable securities and idle funds investments	290,582	179,633	540,236	493,581
Total net realized gain (loss) from investments	1,447,750	(1,532,356)	1,718,864	(2,937,581)
NET REALIZED INCOME	11,809,112	3,225,208	29,066,340	9,782,324

NET CHANGE IN UNREALIZED
APPRECIATION (DEPRECIATION):
Portfolio investments	10,700,680	5,314,507	26,191,990	11,386,598
Marketable securities and idle funds investments	(4,250,244)	335,205	(3,563,510)	103,924
SBIC debentures	(3,635,658)	3,035,336	(5,714,950)	4,792,390
Investment in affiliated Investment Manager	(48,327)	(55,462)	(135,333)	(341,658)
Total net change in unrealized appreciation	2,766,451	8,629,586	16,778,197	15,941,254

Income tax provision	(139,490)	(358,647)	(3,302,102)	(779,907)
Bargain purchase gain	-	-	-	4,890,582
NET INCREASE IN NET ASSETS
RESULTING FROM OPERATIONS	14,436,073	11,496,147	42,542,435	29,834,253
Noncontrolling interest	-	(552,845)	(157,600)	(961,740)
NET INCREASE IN NET ASSETS
RESULTING FROM OPERATIONS
ATTRIBUTABLE TO COMMON STOCK	$ 14,436,073	$ 10,943,302	$ 42,384,835	$ 28,872,513

NET INVESTMENT INCOME PER SHARE -
BASIC AND DILUTED	$ 0.44	$ 0.28	$ 1.23	$ 0.81
NET REALIZED INCOME PER SHARE -
BASIC AND DILUTED	$ 0.50	$ 0.19	$ 1.30	$ 0.62
NET INCREASE IN NET ASSETS RESULTING FROM
OPERATIONS ATTRIBUTABLE TO COMMON
STOCK PER SHARE - BASIC AND DILUTED	$ 0.62	$ 0.65	$ 1.94	$ 1.87
DIVIDENDS PAID PER SHARE	$ 0.39	$ 0.38	$ 1.16	$ 1.13
WEIGHTED AVERAGE SHARES OUTSTANDING -
BASIC AND DILUTED	23,194,896	16,878,088	21,824,775	15,469,890

MAIN STREET CAPITAL CORPORATION
Consolidated Balance Sheets

	September 30, 2011	December 31, 2010
	(Unaudited)
ASSETS

Portfolio investments at fair value:
Control investments (cost: $193,683,126 and $161,009,443 as of
September 30, 2011 and December 31, 2010, respectively)	$ 219,026,676	$ 174,596,394
Affiliate investments (cost: $95,369,438 and $65,650,789 as of
September 30, 2011 and December 31, 2010, respectively)	128,108,793	80,206,804
Non-Control/Non-Affiliate investments (cost: $151,074,694 and
$91,911,304 as of September 30, 2011 and December 31, 2010, respectively)	147,937,952	91,956,221
Investment in affiliated Investment Manager (cost: $4,284,042 as of
September 30, 2011 and December 31, 2010)	1,916,322	2,051,655

Total portfolio investments (cost: $444,411,300 and $322,855,578 as of
September 30, 2011 and December 31, 2010, respectively)	496,989,743	348,811,074
Marketable securities and idle funds investments (cost: $137,509,250 and $67,970,907
as of September 30, 2011 and December 31, 2010, respectively)	134,727,694	68,752,858

Total investments (cost: $581,920,550 and $390,826,485 as of
September 30, 2011 and December 31, 2010, respectively)	631,717,437	417,563,932

Cash and cash equivalents	25,126,457	22,334,340
Deferred tax asset, net	-	1,958,593
Interest receivable and other assets	5,322,673	4,523,792
Deferred financing costs (net of accumulated amortization of $1,985,141 and
$1,504,584 as of September 30, 2011 and December 31, 2010, respectively)	3,789,058	2,543,645

Total assets	$ 665,955,625	$ 448,924,302

LIABILITIES

SBIC debentures (par: $220,000,000 and $180,000,000 as of September 30, 2011 and
December 31, 2010, respectively; par of $95,000,000 is recorded at a fair value of
$76,272,925 and $70,557,975 as of September 30, 2011 and December 31, 2010, respectively)	$ 201,272,925	$ 155,557,975
Credit facility	114,000,000	39,000,000
Interest payable	920,931	3,194,870
Dividend payable	3,134,611	-
Deferred tax liability, net	1,043,210	-
Payable to affiliated Investment Manager	3,105,001	15,124
Accounts payable and other liabilities	1,443,061	1,173,295

Total liabilities	324,919,739	198,941,264
Commitments and contingencies

NET ASSETS

Common stock, $0.01 par value per share (150,000,000 shares authorized;
23,219,348 and 18,797,444 issued and outstanding
as of September 30, 2011 and December 31, 2010, respectively)	232,193	187,975
Additional paid-in capital	301,269,008	224,485,165
Accumulated net investment income	9,203,152	9,261,405
Accumulated net realized loss from investments	(19,624,729)	(20,541,897)
Net unrealized appreciation, net of income taxes	45,460,492	32,141,997

Total Net Asset Value	336,540,116	245,534,645

Noncontrolling interest	4,495,770	4,448,393

Total net assets including noncontrolling interests	341,035,886	249,983,038

Total liabilities and net assets	$ 665,955,625	$ 448,924,302

NET ASSET VALUE PER SHARE	$ 14.49	$ 13.06

MAIN STREET CAPITAL CORPORATION
Reconciliation of Distributable Net Investment Income and Distributable Net Realized Income
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Reconciliation of distributable net investment income and distributable net realized income:
Net investment income	$ 10,361,362	$ 4,757,564	$ 27,347,476	$ 12,719,905
Share-based compensation expense	580,622	446,342	1,466,416	1,049,258
Distributable net investment income	10,941,984	5,203,906	28,813,892	13,769,163
Net realized income (loss) from investments	1,447,750	(1,532,356)	1,718,864	(2,937,581)
Distributable net realized income	$ 12,389,734	$ 3,671,550	$ 30,532,756	$ 10,831,582

Per share amounts:
Distributable net investment income per share -
Basic and diluted (1) (5)	$ 0.46	$ 0.30	$ 1.29	$ 0.88
Distributable net realized income per share -
Basic and diluted (1) (5)	$ 0.52	$ 0.21	$ 1.37	$ 0.69